Exhibit 10.1(k)

UMOWE ZAREJESTROWANO

W Sauer — Danfoss Sp. z o.o.

RU/067/08 dnia 25.08.2008

LEASE

DATED 16th May., 2008

BY AND BETWEEN

PG PL 1 SP. Z O.O.

and

SAUER — DANFOSS SP.Z O.O.

OF PREMISES IN WAREHOUSE BUILDING

PANATTONI PARK WROCLAW

THIS LEASE is made on 16th May, 2008 in Warsaw,

BY AND BETWEEN

(1)                             PG PL 1 Sp. z o.o., with its registered office in Warsaw, ul. Emilii Plater 53, 00-113, Warsaw, registered under KRS number 0000268547, maintained by the District Court in Warsaw, represented by the Management Board in the person of Robert Dobrzycki (“ the Landlord ”),

(2)                             SAUER-DANFOSS Sp. z o.o., with its registered office in Wroclaw, ul. Metalowcow 31, 54-156 Wroclaw, registered under KRS number 0000015311, maintained by the District Court in Wroclaw, represented by the Management Board in the person of Mr. Finn Visgaard (“the Tenant”),

WHEREBY IT IS AGREED as follows:

1.                                       DEFINITIONS

For the purpose of this Lease Contract, unless the context requires otherwise, the words and expressions mentioned below shall mean as follows:

“Building”

Warehouse building, in the development known as Panattoni Park Wroclaw containing the Unit, representing a part of the Development, located in Bielany Wroclawskie (Marked on the plan constituting in Schedule 4) and the plot on which the Building is located, entered in the Land and Mortgage Register No. KW WR1K/00164388/0, maintained by the District Court for Wroclaw.

“Commencement Date”

19 February, 2009 subject to the delivery of the Production and Warehouse Premises and Office Premises and parent guarantee in accordance with this Agreement as well as subject to meeting the deadlines indicated in Schedule 5 provided that if these deadlines are not met than consequences indicated in Schedule 5 shall apply.

“Common Areas”

Any areas of the Development (including the Building) which are not used exclusively by the tenant.

“Development”

The land in Bielany Wroclawskie and any buildings, structures or other facilities on that land and anything attached to such buildings or structures constituting in total the development known as Panattoni Park Wroclaw.

“Expiry Date”

The date on which this Lease expires or terminates.

“Lease”

This agreement and any schedules, attachments and annexes hereto.

“Loading Area”

The loading area marked on the Plans in Schedule 4.

“Office Premises”

The Office Premises described in Schedule 1 and shown in Schedule 4 (excluding parking spaces), on the ground floor and the first floor as indicated in clause 2.2 below.

“Parking Spaces”

The parking spaces marked on the Plans in Schedule 4.

“Plans”

The plans attached as Schedule 4 hereto.

“Production and Warehouse Premises”

The Production and Warehouse Premises described in Schedule 1 and shown in Schedule 4 hereto (excluding parking spaces), on the ground floor.

“Rent”

The rent specified in Schedule 2 hereto.

“Rentable Area”

The area that is designated or may be designated for a lease on an exclusive basis to a tenant in the Building or in the Development.

“Service Charges”

The service charges specified in Schedule 2 hereto.

“Services”

The services specified in Schedule 3 hereto.

“Tenant’s Percentage”

Tenant’s Percentage per Building and/or Tenant’s Percentage per Development as the case may be.

“Tenant’s Percentage per Building”

The area of the Unit expressed as a percentage of the total Rentable Area in the Building, calculated using the following formula:

(RAU * 100%)/RAB = TPB %

Where:

RAB — the total Rentable Area of the Building at any time

RAU — the Rentable Area of the Unit,

TPB — the Tenant’s Percentage per Budding,

“Tenant’s Percentage per Development”

The area of the Unit expressed as a percentage of the total Rentable Area in the Development, calculated using the following formula:

(RAB * 100%)/RAD = TPD %

Where:

RAD — the total Rentable Area of the Development at any time

RAB — the Rentable Area of the Building

TPD — the Tenant’s Percentage per Development

“Taxes”

The taxes on the ownership, use or occupation of real estate, or taxes on the value of any improvements made to the Unit and/or the Development, which are payable in relation to the Unit and or the

Development during the Lease Term (but excluding any interest or penalties) as well as any cost which may be charged by the authorities to the Building and or Development as a whole. For the avoidance of doubt, it is hereby confirmed that the term “Taxes” does not include, for the purposes of this Lease, any taxes imposed on the Landlord in relation to its income or profits. In the event that the Landlord obtains an exemption in whole or in part of real estate tax in connection with the Tenant’s activities in the Unit, the Tenant shall be released from the duty to reimburse the Taxes to the Landlord up to the amount of the exemption received by the Landlord.

“Unit”

The Production and Warehouse Premises and Office Premises located in the building, which are both the subject of the Lease. (Marked on the plan constituting Schedule 4 hereto)

“Unit Equipment”

Technical equipment connected to the Unit.

2.           SUBJECT OF LEASE

2.1                                 The Landlord hereby leases to the Tenant the Unit consisting of the Production and Warehouse Premises and the Office Premises as described in Schedule 1 and shown in Schedule 4 hereto. The Tenant accepts the Unit consisting of the Production and Warehouse Premises and the Office Premises along with the rights specified in Part II of Schedule 1 and Schedule 7, subject to the provisions of Part III of the Schedule mentioned above. In addition, the Landlord hereby leases 150 parking spaces and loading area located at the front of the Unit to the Tenant, for its use. The fee for the use of parking spaces and the loading area is included in the Rent.

2.2                                 The Parties agree that for the purpose of calculating the Rent and the Services Charges, the Rentable Area of the Production and Warehouse Premises shall be 18 750. sq.m. and the Rentable Area of the Office Premises shall be 2154. sq.m., whereby 1271 sq.m., of the Office Premises will be located on the ground floor and 883 sq. m. of the Office Premises will be located on the first floor of the Building. Premises shall be remeasured at Commencement Date.

2.3                                 The Parties agree that the Unit is leased to the Tenant for the purpose of general warehousing and manufacturing, in the Production and Warehouse Premises and office activities in the Office Premises in accordance with this Lease and binding provisions of Polish law. Any change in the use of the Unit by the Tenant shall require the Landlord’s prior written consent.

2.4                                 The Tenant shall have the right to extend this Lease in two stages for additional space of approximately 11000 sq. m. adjacent to the Unit (marked on the Plans attached in Schedule 4) on the same terms and conditions . The commencement date of lease of the first stage, consisting of 5500 sq. m. directly adjacent to the Unit shall fall not earlier than on the third and not later than on the fourth anniversary of the Commencement Date. The commencement date of the of the lease of the second stage, consisting of 5500 sq. m. directly adjacent to the first step shall fall not earlier than on the third and not later than on the seventh anniversary of the Commencement Date. The Landlord shall indicate the commencement date for first and second stage within 12 months from the Commencement Date The Tenant must give the Landlord a written notice delivered at least twelve months prior the commencement date indicated by the Landlord, if it wishes to exercise the right to one or both stages. If the Landlord fails to deliver the notice indicating the commencement date in due time, the Tenant may indicate the commencement date in its notice delivered at least 12 months before the commencement date. The Parties shall conclude an annex to this Lease, amending the subject of the lease and technical specification. The base rent for each expansion shall be negotiated by the Parties in good faith taking into account all financial conditions of this Lease, but shall in no case exceed the market rent for standard warehouse prevailing at that time.

In case of a dispute between the Parties as to the market rent for standard warehouse, such rent shall be determined by an independent licensed and insured real estate surveyor/valuer. In such case the Tenant can also request that the Landlord submits for its review, abstracts of lease agreements concluded by the Landlord for warehouses during the previous year.

3.           THE LEASE TERM

3.1                                 This Lease shall come into effect upon the signing however the Lease Term as well as the obligation of the Tenant to pay Rent and Service Charge shall commence at 12:01. on the Commencement Date and, subject to the provisions of article 4 below or earlier termination in accordance with the provisions hereof, it shall expire after 10 years from the Commencement Date.

3.2                                 Tenant shall have access to all relevant design documentation related to Unit Equipment.

3.3                                 15 days before final functional test of all Unit Equipment, the Landlord shall notify Tenant in order to arrange for Tenant to be present as observer for commissioning Unit Equipment. In case the Tenant chooses to be present during such test, the stipulations of article 3.4 below shall apply accordingly.

3.4                                 After the Unit has been prepared for the Tenant, the Landlord shall notify the Tenant in writing of the possibility of the taking over of the Unit on Commencement Date. Upon receipt of such notification, the Tenant shall be under a duty to inspect the Unit and provide the Landlord with a comprehensive and binding list of any defects of the Unit within 15 days of such inspection. If the Tenant does not inspect the Unit within 15 days of the receipt of the notice or does not provide the Landlord with a list of defects within 15 days of the inspection, it shall be regarded as a confirmation that the Unit has been prepared in accordance with the Lease and the Tenant shall not be entitled to refuse the signing of the handover protocol on the Commencement Date. Any defects identified by the Tenant during the inspection described above shall be divided in two categories: major defects (understood as defects which prevent the Tenant from using the Unit for the purposes described in this Lease) and punch list items (understood as any other defects). The Tenant shall only be entitled to refuse signing the handover protocol in case there are major defects of the Unit which prevent the Tenant from using it in accordance with this Lease. In respect of the punch list items the Parties shall agree upon a reasonable time frame during which these items shall be remedied by the Landlord. If the Parties disagree as to whether a defect constitutes a major defect or a punch list item the expert understood as one of the following companies: EC Harris, Gleeds, Euromost, Tebodin to be selected by the Parties, will issue a binding opinion within five business days from the date of its appointment. Such opinion will be final and binding on both Parties, and the costs of it shall be borne by the Party which the expert declares to be incorrect in its claims regarding the classification of a defect. Both Parties undertake to act with good faith and due diligence with respect to the procedure of handing over the Unit to the Tenant. The parties shall sign a handover protocol, in the form substantially as attached hereto in Schedule 9, upon the taking over of the Warehouse and Office Premises which shall include a confirmation by the Tenant that he has inspected the Unit and confirming that it meets all specification included in the Lease. If the Tenant’s authorized representative fails to appear at the date of the hand-over protocol without a valid justification or refuses to sign the take over without appropriate justification (i.e. a major defect preventing the Tenant from using the Unit for the purposes described in this Lease), such failure to appear or refusal to sign shall be registered in the hand over protocol and the Production and Warehouse Premises and the Office Premises shall be deemed accepted by the Tenant.

3.5                                 If the Unit is not delivered on the Commencement Date, the consequences detailed in Schedule 5 shall apply.

3.6                                 The Tenant will be allowed to access the Unit after the Landlord has completed the construction of the Building, but prior to the Commencement Date and the issuance of the occupancy permit for the Unit exclusively to prepare it for its individual needs (e.g. installation of warehouse racks, mezzanines, conveyors etc.), at its own cost and risk and in the timeline agreed with the Landlord. The Landlord hereby grants its consent for the Tenant’s works which will be defined and agreed according to timeline Schedule 5. All other works carried by the Tenant affecting the structure of the Building or the process of obtaining building and occupancy permit require the prior written consent of the Landlord, which shall not be withheld unreasonably. With respect to other works, the Tenant shall notify the Landlord of their scope in advance. Building permission for any such works shall be obtained by Landlord. If such works generated consumption of electricity or other media, the Tenant shall reimburse the Landlord for the cost of such consumed media. The Tenant shall be under a duty to appoint a licences work supervisor for the duration of the works. All persons employed by the Tenant must obey instructions of the site supervisor. The Tenant shall only be allowed to access the Unit after it has provided the Landlord with copies of insurance policies for all works to be performed and the parent guarantee required in accordance with article 14 of the Lease. Furthermore, depending on the scope of the works to be performed by the Tenant, the Landlord may present the Tenant with its insurance requirements concerning the scope and the limit of cover. In such case the Tenant shall only be allowed to access the Unit after it has presented the Landlord with insurance policies conforming to the Landlord’s requirements. The Tenant shall have access to the Building for the purpose of preparing the Unit for its individual needs, which shall take place on October 31st, 2008 at the latest, however the Landlord shall inform the Tenant of the exact date of possible access in a separate notice delivered a week prior to it. From the date of such access until the Commencement Date, the Tenant shall be under a duty to fulfil all its obligations under this Lease and all terms and conditions of this Lease will apply accordingly, whereby rent payable during this period shall constitute the equivalent of the Service Charge and other expenses only incurred by the Landlord during this period for the purpose of allowing the Tenant to access the Unit.

4.           EXTENSION OF LEASE TERM

4.1                                 The Tenant shall be entitled to demand, at the latest nine months prior to the Expiry Date and the Landlord shall be obliged to conclude upon receipt of such demand, a new lease agreement for a period of 5 years commencing on the Expiry Date on the same terms and conditions as in force at the time this Lease expires, with the exception of the Rent, which shall be negotiated by the Parties in good faith taking into account all financial conditions of this Lease, but shall in no case exceed the market rent for standard warehouse prevailing at that time. The new lease shall include an automatic extension for a subsequent period of 5 years at the terms and conditions of the new lease including the right of the Tenant to demand that a new lease is concluded following the lapse of that 5 year period again on the same terms and conditions and subject to the automatic extension. The Tenant can in each case decide not to extend the term of this or any subsequent lease by giving the Landlord written notice to that effect at the latest six months prior to the expiry date of this or any subsequent lease.

In case of a dispute between the Parties as to the market rent for standard warehouse, such rent shall be determined by an independent licensed and insured real estate surveyor/valuer. In such case the Tenant can also request that the Landlord submits for its review, abstracts of lease agreements concluded by the Landlord for warehouses during the previous year.

5.             THE TENANT’S OBLIGATIONS

The Tenant hereby undertakes as follows:

5.1                                 Rent

The Tenant shall pay the Rent on dates and in the manner specified in Schedule 2.The Tenant shall have the right to set off reduce or retain against the rent or any other payments due under this Agreement any of its own claims against the Landlord only in case the Tenant’s receivables have been confirmed by a final court order or the Landlord has acknowledged such claim and given consent for set off in writing..

5.2                                 Paying Service Charges and Expenses

Throughout the Lease Term, the Tenant shall pay the Service Charges and other expenses due hereto on dates, in the amount and in the manner specified in Schedule 2.

5.3                                 Complying with the statutory requirements

In relation to the use of the Unit and to the exercise of its rights under the Lease, throughout the Lease Term, the Tenant shall:

(a)           comply at its own expense with all relevant laws, and all legal requirements of all competent authorities,

(b)                                 not do or fail to do anything, or permit any other person to do or fail to do anything which may cause the Landlord to become liable for any penalties, damages, or other costs or expenses, and shall indemnify the Landlord against all consequences of any breach by the Tenant of this obligation.

5.4                                 Repair and Maintenance

Throughout the Lease Term the Tenant shall:

(a)                                  maintain the Unit and all devices and equipment therein in good condition and working order allowing their full usage.

(b)                                 replace all fixtures, fittings and other equipment of the Unit and any components thereof or consumables not listed in Schedule 3 (including equipment belonging to the Tenant) which is damaged, worn out, or otherwise in need of replacement, with new items of the same type and quality, however accepting the normal wear and tear, provided that the Tenant shall also be entitled to replace such fixtures, fittings and other equipment of the Unit for an appropriate substitute subject to always acting in accordance with binding provisions of the law and good construction practice.

(c)                                  keep the Unit clean and tidy, and shall not keep any rubbish there any longer than is necessary, nor dump it anywhere in the Development other than in the rubbish bins, skips or other containers provided for that purpose in areas designated by the Landlord from time to time.

(d)                                 not damage any parts of the Building or Unit, and in case of damage it shall repair it immediately at its own expense.

In the case when the Tenant has failed to execute or has inappropriately executed obligations resulting from this item 5.4, the Landlord upon prior setting forth a deadline for proper execution and its ineffective expiry shall be able to carry out all necessary repairs or cleaning at the Tenant’s expense. However, if the fact that the obligations mentioned above have not been executed or have been inappropriately executed by the Tenant presents a threat of damage for the Development, Building, Unit, or difficulties for other tenants in the Development, then the Landlord shall be entitled to carry out all necessary repairs or cleaning at the expense of the Tenant without the prior calling to properly execute the obligations.

Notwithstanding the above:

(i)                                     the Tenant shall not be responsible for any maintenance, repair or replacement of any structural parts of the Building (understood as the exterior walls, the foundations and the roof system only); with the exception of damages caused by the Tenant,

(ii)                                  the above obligations of the Tenant to do any repairs shall commence upon the expiry of the warranty period for each of the devices and equipment, however the Tenant shall always be under a duty to ensure that such repairs are carried out by the relevant contractor/manufacturer granting the warranty,

The Landlord will obtain a minimum 24 months warranty for all works, Machinery and equipment of the Building and Unit. Warranty periods for all individual elements of the Building and Unit will be indicated in schedule attached to Delivery Protocol. In case of any need to repair, replace or fix any of the above during the initial 24 months or the relevant warranty period if it is longer than 24 months, the Landlord shall ensure that these actions are undertaken by the contractor granting the warranty or by the Landlord and no cost of such actions shall be borne by the Tenant as part of the Service Charge unless the damage has been caused by the Tenant.

5.5                                 Alterations

At any time the Tenant shall not erect or make (or allow anyone else to do so) any new structure, improvement, alteration, or addition to the Unit, or the Building or the Development, including in particular the parking spaces, or otherwise to change its existing external design or appearance, except in accordance with plans, drawings and specifications previously submitted to and approved by the Landlord in writing in case of works carried by the Tenant affecting the structure of the Building or requiring obtaining the building and/or the occupancy permit. With respect to other works, the Tenant shall notify the Landlord of their scope in advance. Where Landlord’s approval is required such approval shall not he unreasonably withheld and the Landlord shall provide the Tenant with such approval or a justified refusal thereof within 30 days from the Tenant submitting documents described above. All alterations made by the Tenant must comply with the binding provisions of the law, and in particular construction law and construction best practice codes. In the event of any breach of the above provision, the Tenant shall immediately, upon written notice from the Landlord requiring it to do so, reinstate the Unit to its condition before the said breach.

Should the Tenant fail promptly to reinstate the Unit, the Landlord shall be entitled to do so itself, and to charge the cost of such works to the Tenant.

In case of the above alterations the Landlord shall have a right of first refusal to carry out the works - within the scope approved by the Landlord - if the price offered for the works by the Landlord is not higher than the price offered to the Tenant by third-party bona fide external contractors.

5.6                                 Signs and advertisements

Tenant shall he free to post lighted signs bearing company logo and flags externally in accordance with binding provisions of the law.

5.7                                 Use of the Production and Warehouse Premises and Office Premises

The Tenant may use the Production and Warehouse Premises for the purpose of manufacturing and warehousing and the Office Premises for office purposes. Any change in the use of the Unit or any part of it by the Tenant shall require the Landlord’s prior written consent which shall not be unreasonably withheld.

The Tenant has been involved in the designing of the Unit so that the Unit is prepared to its needs and the Tenant confirms that the Unit meeting the standard described in the Technical Specification attached hereto as Schedule 7 and plans and layouts in Schedule 4 fulfil its requirements with respect to the activity which he plans to undertake in the Unit and in particular in the Production and Warehouse Premises.

5.8                                 Restrictions on Use

The Tenant shall not bring or allow to be brought onto the Development or into the Building (or to allow them to remain if they are found there) any dangerous or hazardous materials, not included in original occupancy permit whether or not the possession and keeping of which is subject to obtaining special permits under Polish law. The list of dangerous or hazardous materials which the Tenant is entitled to use is included in Schedule .12... In case the Tenant wishes to store, maintain, generate or release any hazardous or other dangerous materials on the Development or in the Building, it shall first provide the Landlord at least 2 weeks in advance with a written notice of the particulars of the envisaged activity in this respect and must obtain a prior consent of the Landlord. Following obtaining the above notice, the Landlord shall be entitled to demand, both prior to granting the consent and at any time during the Lease, that the Tenant provides any requested documents pertaining to such activity of the Tenant in particular documents confirming that the Tenant complies with all applicable provisions of Polish law and disposes of any hazardous substances properly as well as to inspect the Unit in respect of activities connected with such substances upon prior notice to the Tenant. The Tenant shall indemnify the Landlord against all direct and indirect legal and financial consequences of any breach of this provision. In particular, in case the Tenant’s activities result in any pollution of the Development, without prejudice to other rights available to the Landlord under Polish law, the Landlord shall be entitled to request that the Tenant removes such pollution at its own cost. Furthermore, in case any of the charges related to the Development or the Building are increased due to such activity or any additional charges or fees are imposed on the Development or the Building or the Landlord as the owner thereof as a result of such activity, the Tenant shall be under a duty to hear such costs as parts of the Service Charge. The obligations contained in this paragraph shall survive the termination of this Lease during the period when the Tenant occupies the Building. Moreover, during the whole Lease period the Landlord shall be authorised to take actions determined in Part III of Schedule 1. The Landlord shall not refuse its consent for change in the use of the Unit provided that the Tenant meets all legal requirements for such activity, including obtaining appropriate permits (acting upon power of attorney from the Landlord, if necessary) and bears the costs of adapting the Unit to such use (if any).

5.9         Sub-letting, transfer of rights under the Agreement etc.

The Tenant shall not assign, underlet, share, or part with possession or occupation of all or part of the Building without the prior written consent of the Landlord. Permission will not be withheld unreasonably by the Landlord. The Tenant does not need to obtain the above consent for a sublease to an affiliated company.

5.10       Insurance

The Tenant will obtain and keep in force at its own expense (promptly paying all necessary premiums) general civil liability with extension for Tenant’s liability (coveting losses in real estate property and moveable property , loss or damage to machinery, installations and equipment, boiler, heating, water heating equipment etc.) insurance against third party claims arising from physical injury and property loss or damage with claim limits for each occurrence of not less than the equivalent in Polish Zlotys of EURO 500 000 and the equivalent in Polish Zlotys of EUR 1,000,000 in aggregate subject always to indexation in accordance with the indexation of Rent. If the Tenant conducts any adaptation works (understood as works undertaken by the Tenant following the Commencement Date and falling within the scope of article 5.5 above), it will be required to present the scope of this works and based on this the Landlord will present the Tenant with its insurance requirements. For modernization and/or construction works the Landlord will require the general civil liability policy covering modernization and/or construction activity. In case the Tenatnt wishes to store, maintain, generate or release any hazardous or other dangerous materials on the Development or in the Building it has to present the civil liability policy with extension for Tenants liability and pollution liability with written confirmation concerning the coverage of activity contacted with storage of hazardous materials with the limit of not less then the equivalent in Polish Zloty of Euro 2,000,000 per occurrence and 3,000,000 in aggregate. Tenant will not undertake actions (or will not allow for actions to be taken) and will not keep (or allowed to be kept) in the Building anything which could violate the terms of the insurance agreements concluded by the Landlord concerning the property, civil liability or the loss of rent (business interruptions) or which could prevent the Landlord from concluding the above mentioned insurance agreements with insurers chosen by the Landlord.

For the Tenant’s protection, the Tenant shall maintain insurance at its expense for fire, flood and other perils, theft, loss of revenue and other coverage usually maintained by businesses of this kind in the area in which the Development is located on all of its personal property, including trade fixtures located in the Unit, or on the area designated as the car park. If the Tenant stores in the Unit movables belonging to third parties, it shall cause such third parties to maintain such personal property insurance. The Landlord shall not be held liable for any loss, damages or expenses for actions committed on areas for which the Tenant is responsible for insuring except to the extent that any such loss, damages or expenses are a result of the Landlord’s gross negligence or wilful misconduct.

Upon the Landlord’s written request, the Tenant shall be under a duty to provide the Landlord with insurance certificates pertaining to the Unit or property held in it or activities undertaken in it.

5.11       Surrender of the Unit

At the latest by midnight on the Expiration Date, the Tenant shall hand over the Unit to the Landlord in such state of repair and condition, and complete with all such fixtures, fittings and other items as is consistent with the Tenant’s obligations under this Lease, however, subject to the ordinary wear and tear. The Landlord shall be entitled to request the Tenant to restore the Unit to its state as at the day of delivery to the Tenant, subject to the ordinary wear and tear. In particular, the Tenant shall be obliged to remove from the Unit all its own property and all its own machines, merchandise. Additionally, the Landlord has the right to require that the Tenant complete any works listed in Schedule 10 at its own cost. After the Expiration Date the Tenant shall have no right to occupy the premises mentioned above.

In the event that the Tenant shall not surrender the Unit, then, without prejudice to any other legal remedies available to it, the Landlord shall be entitled to a penalty fee equivalent to two hundred percent (200%) of the monthly Rent in EURO due for the last month of the Lease Term calculated on the per diem basis. Such contractual penalty shall be charged for each day of unauthorized occupation after the Expiry Date until the Tenant actually vacates the Unit and it shall be payable on each day falling after the day for which it was charged. The Tenant shall be obliged to pay statutory interest for delay in payment of the above penalty starting from the date it becomes due till the date it has been actually paid.

5.12       Interest on overdue payments

If the Tenant shall fail to pay any sums due to the Landlord under this Lease by the due date stipulated herein, or if the Lease shall not stipulate such a date by the date indicated in the payment demand, then the Tenant shall pay statutory interest on such sum to the Landlord at the then applicable rate of statutory interest.

5.13       Complying with regulations

The Tenant shall observe all regulations being effective in the Development, presented in Schedule 6.

5.14       Protection and Information

Upon the Landlord’s request, the Tenant shall perform all acts necessary to affirm its obligations under this Lease to any third party purchasing or otherwise acquiring the Building or financing the acquisition.

The Tenant shall, within 14 days following receipt of a request from the Landlord, as well as any existing or potential lender or buyer of the Development, execute and deliver any documents reasonably requested by said parties certifying that this Lease is valid and confirming the essential details of the Lease, in particular the amount of Rent payable. The Tenant will also provide current financial statements and such other information already filed at the National Court Register as may he reasonably requested by said parties.

6.         THE LANDLORD’S OBLIGATIONS

The Landlord hereby undertakes to the Tenant as follows:

6.1         Insurance

Subject to any exclusions and limitations imposed by the Landlord’s insurers and the prevailing law, the Landlord shall in accordance with the market practice at the time insure itself against loss of rent (business interruptions), civil liability and insure the Unit, the Building and the Development as well as the Machinery (as defined in pt. 5 of the Schedule 3) in their full reinstatement value on normal commercial terms. If it will be lawful to do so the Landlord shall assign all proceeds received from insurance of property to the reconstruction, as far as is possible, of the Unit (excluding Tenant’s improvements), the Building and the Development from their destroyed or damaged state and the reinstatement of Machinery.

If anything done or omitted by the Tenant or allowed by the Tenant to be kept on the Building shall cause the rate of the property insurance, the Landlord’s civil liability insurance or the loss of rent (business interruptions) insurance to be increased, then the Tenant will pay to the Landlord the amount of any such increase on demand including any broker’s fees connected with this, provided that the Landlord previously informed the Tenant about the terms of the above mentioned insurances. The Landlord obliges itself to immediately notify the Tenant about any changes to the terms of the above mentioned Landlord’s insurances.

6.2         To provide services

Throughout the Lease Term, to provide directly or indirectly the Services (and in terms of the media to use its best efforts to ensure that such Services are provided by third parties without any interruption) in an efficient and economic manner and in accordance with the principles of good real estate management. The Landlord shall take all reasonable steps to keep to a minimum and to remedy any interruptions or delays in the provision of Services, however the Landlord shall not be liable for any interruptions or delays in connection with the provision of the Services due to circumstances beyond its control. For the avoidance of doubt, the above obligation also includes the duty of the Landlord to ensure that the Building is adequately safeguarded against fire risk as required by Polish law.

The Landlord shall ensure that any repair or refurbishment of the Building is done in a manner that does not interrupt production. The Tenant shall be notified minimum 90 days prior to major works (understood as works on the structural elements of the Building). Works that will influence production shall not be implemented without written consent from the Tenant concerning the time when such works shall be implemented, not to be unreasonably withheld or delayed. The above stipulations do not apply to situations in which the failure to undertake the repair immediately results in a threat to human life or health.

7.           PARTIES’ RIGHTS IN CASE OF DEFAULT

7.1                                 The Tenant irrevocably authorizes the Landlord to disconnect service media to the Unit in case of termination of the Lease.

7.2                                 The Landlord shall have the right to terminate this Lease upon written notice to the Tenant if any of the following occur:

(a)                                  non-payment of the Rent and/or Service Charges or any other due amounts resulting from this Lease for a period of two months, despite the Landlord setting of an additional month deadline for payment to the Tenant;

(b)                                 the Tenant uses the Unit in a manner that does not comply with this Lease or the Polish law and in spite of Landlord’s written notification of such, Tenant does not stop using the Unit in such a manner within 10 working days from the Landlord’s notification;

(c)                                  the Tenant does not execute or improperly executes its material obligations stipulated herein, thus neglecting the Unit so as it may incur a damage and shall not comply with such obligation within 10 working days from the receipt of the Landlord’s written notice informing the Tenant about the breach requesting the Tenant to comply with its obligation;

(d)                                 the Tenant, in spite of the Landlord’s written notification of such, Tenant materially or repeatedly violates the regulations or the Development use code and shall not cease such violation within 10 working days from the receipt of the Landlord’s written notice informing the Tenant about the breach requesting the Tenant to comply with its obligation

(e)                                  the Tenant does not insure, does not renew or does not maintain valid the insurance mentioned in article 5.10 hereof; and shall not comply with such obligation within 20 working days from the receipt of the Landlord’s written notice informing the Tenant about the breach requesting the Tenant to comply with its obligation

(f)                                    the Tenant does not execute or improperly executes the obligations stipulated herein specially items mentioned in section 7.2 and, excluding cases where the Lease provides a shorter terms, does not start to properly execute them within 30 working days upon the Landlord’s written notification;

(g)                                 the Tenant ceases to pay its liabilities or submits a statement on opening the conciliatory proceedings, or when a motion is submitted to the relevant court for announcement of the Tenant’s bankruptcy;

(h)                                 in other cases stipulated herein.

7.3                                 The fact of occurring or executing the Landlord’s rights resulting from the provisions mentioned above shall not prejudice any other rights or legal actions to which the Landlord is entitled pursuant to this Lease or other regulations.

7.4                                 The Tenant shall have the tight to terminate the Lease upon notification in writing sent to the Landlord in the following cases:

(a)                                  the defects of the Unit create a danger for the health of the Tenant’s employees provided that such defects have not been caused by the Tenant or persons for which the Tenant is responsible and if such defect is curable the Landlord has not commenced works aiming at its removal within 15 working days upon the Tenant’s written notification or within such longer period of time as is necessary taking into account all circumstances of the situation;

(b)                                 the Tenant has not been able to use the Unit in the current manner for an interrupted period longer than one month due to alterations or refurbishment of the Unit, the Building or the Development, except as for repairs as described in article 8 below, and the Landlord has not taken action to allow the Tenant to use the Unit within 30 days from the Tenant’s written notice. The Tenant will be informed in advance of any alternations and refurbishment.

(c)                                  the Landlord does not execute or improperly executes the obligations stipulated herein and does not start to properly execute them within 30 working days upon the Tenant’s written notification,

(d)                                 the Tenant has not been able to use the Unit due to any reasons not due to the Tenant for 2 weeks and the Landlord has not made the use of the Unit possible within further 2 weeks after receiving notice from the Tenant,

(e)                                  in accordance with Schedule 5 in instances indicated therein.

7.5                                 Upon the termination of the Lease by the Tenant in accordance with article 7.4 above, the Tenant shall no longer be under a duty to pay Rent or Service Charge with the exception of payments which were due as of the termination date.

8.             DAMAGE TO THE UNIT

8.1                                 If the Unit is damaged by fire, accident or other unavoidable casualty, without the Unit being rendered wholly or partially unsuitable for occupation, the Landlord shall repair such damage and there shall be no abatement of the Rent, provided that the Tenant is still able to make practical use of the entire Unit premises. If, and to the extent that, as a result of such an event, the Unit becomes unsuitable in whole or in part for practical use, the Tenant shall be released from its obligation to pay all or a proportionate part of the Rent until these premises are again fully suitable for use. For the avoidance of doubt it is agreed that, in such circumstances, the Tenant shall be obliged to pay the Rent on the part or parts of the Unit which are suitable for use

8.2                                 In the event that, during the whole Lease Term, because of an occurrence of force majeure which is not covered by the Landlord’s insurance policy, or in any other case the Unit becomes wholly or partly unsuitable for practical use, the Landlord may either (at its own discretion):

(a)                             terminate the Lease by giving one month’s written notice to the Tenant within thirty (30) days of the event, whereupon the rights and obligations of the Parties (except for the claims having been due) shall expire, and the Tenant shall pay Rent on any part of the Unit which is suitable for use until the date on which it vacates the Unit; or

(b)                            repair the damage and decrease the Rent proportionately to the area of the Unit that is unsuitable for practical use until such repairs are completed.

9.             LIMITATION OF LIABILITY

The Landlord shall be under no liability for, or in connection with, occurrences which are the effect of any accident or damage, nuisance, annoyance or inconvenience which may be caused to the Tenant, its employees or visitors by reason of any act, or default of any other tenant or occupier of any part of the Development or any nearby properties.

Any liability of the Landlord and the Tenant under this Lease shall be limited to the redress of the actual damage caused to the other Party, excluding lost profit or business interruption.

Each of the Parties undertake to assist the other Party in obtaining proper compensation in the event such Party suffers damage by a third party with which the first Party has a contractual relationship.

Both Parties undertake to act in such a manner as to mitigate their damages in the event such damages arise.

10.         Notices

Unless specifically provided otherwise, all notices and other communications made pursuant to the Lease shall be in writing and shall be deemed to have been duly made by confirmed delivery, or registered mail to the Parties at the following addresses and faxes numbers:

If to the Landlord;

Robert Dobrzycki

PG PL 1 Sp. z o.o.

ul. Emilii Plater 53,

00-113 Warsaw

Tel.:                         +48 22 540 7171

Fax:                           +48 22 540 7170

With a copy to:

Lori Bluett

PDC Properties

8395 Jackson Road

Sacramento, CA 95826-3904

USA

Tel.+9163791123

Fax +9163796223

If to the Tenant:

Roman Dyrcz

SAUER-DANFOSS Sp. z o.o..

Ul. Metalowcow 31

54-156 Wroclaw

Tel: 71 78 23 610;

The Parties shall inform each other promptly of any changes of address or fax number. Until a change of address is duly reported, letters and faxes delivered to the previous address and fax numbers shall be deemed to have been received in the normal course.

11.         DISPUTES

If any dispute arises between the Parties as to the interpretation or the legal effect of this Lease, or any of its provisions, such dispute shall be resolved by the Arbitration Court at the National Chamber of Commerce in Warsaw, according to its rules of arbitration prevailing at the time. The language of arbitration shall be English. All attorneys’ fees and other costs connected with such dispute shall be borne by the dismissed Party.

12.         VALUE ADDED TAX

All payments due to be made by the Tenant to the Landlord under the terms of the Lease are exclusive of Value Added Tax (“VAT”), and the sums due shall be increased by the amount of appropriate VAT. References to VAT shall be deemed to include any revised version of VAT, and/or any tax which replaces or supplements VAT.

13.         TRANSFERABILITY OF THE LEASE

The Landlord shall be entitled to assign its rights and obligations under this Lease, without the Tenant’s consent, in particular to a bank or another entity financing or refinancing the acquisition or development of the Building or the Development or any company from the Panattoni group or a purchaser of the Building or the Development.

14.         BANK GUARANTEE

[intentionally omitted].

15.         CORPORATE WARRANTIES AND PARENT COMPANY GUARANTEE

15.1                           Each of the Parties warrants to the others that it is an entity established and operating in compliance with the law of the Republic of Poland and that the execution of this Lease by persons signing it on their behalf shall create a valid and legally binding commitment to its terms.

15.2                           Within 21 days from the signing of this Lease, the Tenant shall provide the Landlord with a guarantee issued by a company dominant with respect to the Tenant, within the meaning of the Code of Commercial Companies and Partnerships in which such company shall undertake to perform all obligations of the Tenants arising under this Lease in case the Tenant defaults in the performance of such obligations and fails to remedy such default within any applicable period of grace. The guarantee shall be valid for the first five years of the Lease Term, the guarantee shall be transferable and in a form substantially as in the Specimen Form of the Parent Company Guarantee in Schedule 8. At least 3 months prior to the lapse of first 5 years of the lease term, the Tenant shall deliver a new parent company guarantee, valid for 5 years and 3 additional months from the Expiry Date and in compliance with the above provisions. The Tenant’s failure to deliver the Parent Company Guarantee within the specified time period, including failure to deliver a subsequent Parent Company Guarantee or failure to deliver it in the form prescribed by Schedule 8 shall be deemed a material default under this Lease, entitling the Landlord to terminate this Lease with immediate effect. Any delay in exercising this right shall not give rise to any waiver thereof.

15.3                           In case at any time during the Lease Term, the company which has signed the Parent Company Guarantee ceases to be a company dominant with respect to the Tenant, the Landlord shall be under a duty to release such Parent Company Guarantee upon receipt of a new Parent Company Guarantee signed by the new entity controlling the Tenant being in an acceptable financial standing in a form substantially as in the Specimen Fort of the Parent Company Guarantee in Schedule 8.

16.               INTERPRETATION, GOVERNING LAW AND AMENDMENTS TO THE AGREEMENT

This Lease is governed by the Laws of the Republic of Poland. Any matter not specifically agreed in this Lease shall be governed by the Civil Code. This Lease was made in English. This Lease may only be amended in the form of a writ-ten annex signed by the Landlord and the Tenant.

/s/ Robert Dobrzycki	/s/ Finn Visgaard May 19, 2008
The Landlord	The Tenant

UMOWE ZAREJESTROWANO

W Sauer-Danfoss Sp. z o.o.

RU/SL/09 dnia 14.10.2009

ANNEX 1

Signed on 14.10.2009

TO

LEASE AGREEMENT OF

A WAREHOUSE BUILDING

IN PANATTONI PARK WROCLAW

of 16th May 2008

BY AND BETWEEN

PG PL 1 SP. Z O.O.

and

SAUER-DANFOSS SP. Z O.O.

THIS ANNEX, hereinafter referred to as “Annex”, was executed on 14.10.2009 in Warsaw:

BY AND BETWEEN:

(1)  PG FL 1 SP. Z O.O. with its registered office in Warsaw, 53 Emilii Plater Street, entered into the Entrepreneurs’ Registered under number KRS 268547, with the initial capital in the amount of PLN 50.000 (say: fifty thousand Polish Zlotys), having tax ID number NIP 525-23-79-467, represented by: Sylwia Wasowska - Proxy, hereinafter referred to as ‘‘PG PL 1”,

and

(2)  SAUER-DANFOSS Sp. z o.o., with its registered office in Wroclaw, 31 Metalowcow Street, entered into the Entrepreneurs’ Registered under number KRS 15311, with the initial capital in the amount of PLN 25,000,000 (say: twenty five million Polish Zlotys), having tax ID number 894-25-83-804, represented by: Mariusz Król - Director of Operations, hereinafter referred to as “SAUER-DANFOSS”, hereinafter jointly referred to as “Parties”.

Whereas:

(a)                                  on 16th May 2008 SAUER-DANFOSS entered into a lease agreement with PG PL 1 for warehouse and office premises in the building known as Panattoni Park Wroclaw logistic centre located in Bielany Wroclawskie, Wroclaw,

(b)                                 The Parties have agreed to introduce the amendments to the Agreement to the extent of Leased Area and monthly payable amount per square meter of Additional Rent.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.                                      INTERPRETATION

In this Annex, all capitalised words and terms shall have the meanings assigned to them in the Agreement, unless the Annex provides otherwise.

2.                                      AMENDMENTS TO THE LEASE

The Parties hereby change the following provisions of the Agreement in the manner specified below.

2.1.                              In article 2 point 2.2. of the Agreement shall have the following new wording:

“The Parties agree that for the purpose of calculating the Rent and the Services Charges, the Rentable Area of the Production and Warehouse Premises shall be 18 500. sq.m. and the Rentable Area of the Office Premises shall be 2099 sq.m., whereby 1213 sq. m. of the Office Premises will be located on the ground floor and 886 sq. m. of the Office Premises will be located on the first floor of the Building.”

2.2.                              In Schedule 2 of the Agreement shall have the following new wording:

“The Rent shall be paid monthly in Polish Zlotys in an amount of: 3.99 EURO per square meter as Base rent and 1.77 Euro as Additional Rent; Both Base and Additional Rent in the amount of 5.76 Euro per square meter of the Rentable Area of the Production and Warehouse Premises and in Polish Zlotys in an amount equivalent to 7,15 EURO per square meter of the Rentable Area of the Office Premises. From the Commencement Date the Tenant shall make rent payment. The Rent shall be payable monthly current month plus 45 days from the date when the Landlord issues VAT invoice to the Tenant. For the period of six and a half months from the Lease Commencement Date the Tenant shall make a single rent payment in

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the amount equivalent to one month Base Rent for office, warehouse and production space. This payment shall he made in the first mouth of the lease.

3.                                      FINAL PROVISIONS

3 1                                 The remaining provisions of the Lease remain unchanged.

3.2                                 The annex becomes effective on 16th May 2008.

3.3                                 Two English language counterparts of this Annex have been signed, one being assigned for each of the Parties.

3.4                                 The provisions of the Civil Code shall apply to all matters not regulated by this Annex.

On Behalf of PG PL 1:	On behalf of SAUER-DANFOSS:

/s/ Sylwia Wasowska	/s/ Mariusz Król
Sylwia Wasowska	SAUER-DANFOSS Sp. z o.o.
Prokurent	PROKURENT
Mariusz Król

14.10.2000	SAUER
PG PL 1 Sp. z o.o.	DANFOSS (t)
ul. Emillil Plater 53	Sauer-Danfoss Sp. z o.o.
00-113 Warszawa	ul. Matalowców 31, 54-156 Wroclaw
NIP 525-237-94-67, REGON 147038869	tel.: (+71) 78 23 600 fax: (+71) 78 23 601
NIP: 894-25-83-804

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UMOWE ZAREJESTROWANO

W Sauer-Danfoss Sp. z o.o.

RU/53/09 dnia 28.10.2009

ANNEX 2

Signed on 28.10.2009

TO

LEASE AGREEMENT OF

A WAREHOUSE BUILDING

IN PANATTONI PARK WROCLAW

of 16th May 2008

BY AND BETWEEN

PG PL 1 SP. Z O.O.

and

SAUER-DANFOSS SP. Z O.O.

THIS ANNEX, hereinafter referred to as “Annex”, was executed on 28.10.2009 in Warsaw:

BY AND BETWEEN:

(1)  PG PL 1 SP. Z O.O. with its registered office in Warsaw, 53 Emilii Plater Street, entered into the Entrepreneurs’ Registered under number KRS 268547, with the initial capital in the amount of PLN 50.000 (say: fifty thousand Polish Zlotys), having tax ID number NIP 525-23-79-467, represented by: Sylwia Wasowska - Proxy, hereinafter referred to as “PG PL 1”,

and

(2)  SAUER-DANFOSS Sp. z o.o., with its registered office in Wroclaw, 31 Metalowców Street, entered into the Entrepreneurs’ Registered under number KRS 15311, with the initial capital in the amount of PLN 25,000,000 (say: twenty five million Polish Zlotys), having tax ID number 894-25-83-804, represented by: Mariusz Król - Director of Operations, hereinafter referred to as “SAUER-DANFOSS”, hereinafter jointly referred to as “Parties”.

Whereas:

(a)                             on 16th May 2008 SAUER-DANFOSS entered into a lease agreement with PG PL 1 for warehouse and office premises in the building known as Panattoni Park Wroclaw logistic centre located in Bielany Wroclawskie,Woclaw,

(b)                            The Parties have agreed to introduce the amendments to the Agreement to the extent of Leased Area and monthly payable amount per square meter of Additional Rent.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.                                      INTERPRETATION

In this Annex, all capitalised words and terms shall have the meanings assigned to them in the Agreement, unless the Annex provides otherwise.

2.                                      AMENDMENTS TO THE LEASE

The Parties hereby change the following provisions of the Agreement in the manner specified below.

2.1.                              In article 2 point 2.2. of the Agreement shall have the following new wording:

“The Parties agree that for the purpose of calculating the Rent and the Services Charges, the Rentable Area of the Production and Warehouse Premises shall be 18 500. sq.m. and the Rentable Area of the Office Premises shall be 2179 sq.m., whereby 1213 sq. m. of the Office Premises will be located on the ground floor and 966 sq. m. of the Office Premises will be located on the first floor of the Building.”

2.2.                              Schedule 4 - the layout of additional Office Premises attached to this annex shall be added to Schedule 4.

3.                                      FINAL PROVISIONS

3.1                                 The remaining provisions of the Lease remain unchanged.

3.2                                 The annex becomes effective on 1st January 2010.

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3.3                                 Two English language counterparts of this Annex have been signed, one being assigned for each of the Parties.

3.4                                 The provisions of the Civil Code shall apply to all matters not regulated by this Annex.

On behalf of PG PL 1:	On behalf of SAUER- DANFOSS:

SAUER-DANFOSS Sp. z o.o.
PROKURENT
[ILLEGIBLE]	/s/ Mariusz król
28/10/2009	Mariusz Król

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